UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2006
                                                 -----------------


                      Transnational Financial Network, Inc.
-------------------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


California                         1-14219                         94-2964195
-------------------------------------------------------------------------------
(State or other jurisdiction       (Commission File         (I.R.S.Employer
of incorporation)                      Number)              Identification No.)

401 Taraval Street, San Francisco, CA                             94116
-------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


(Registrant's telephone number, including area code: (415) 242-7800


-------------------------------------------------------------------------------
(Former name, former address and former fiscal year, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrantunder any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits

(a) On October 18, 2006, the registrant issued a press release announcing it had entered into an agreement on October 10, 2006, to acquire the assets of the residential mortgage lending division of Texas Capital Bank, N.A. That acquisition was disclosed under Item 1.01 on Form 8-K dated October 18, 2006. Although the acquisition is not complete, financial statements of the entity to be acquired follow.

(d) Exhibits

Exhibit 23. Consent of Bedinger & Company

                            TEXAS CAPITAL BANK, N.A.
                      RESIDENTIAL MORTGAGE LENDING DIVISION

                     REPORT ON AUDIT OF FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           SEPTEMBER 30, 2006 AND 2005

                                    CONTENTS



   Contents                                                            Page
   -------------------------------------------------------------------------
   Report of Independent Registered Public Accounting Firm             1
   Balance Sheet                                                       2
   Statements of Operations                                            3
   Statements of Cash Flows                                            4
   Statements of Equity                                                5
   Notes to Financial Statements                                       F-1 - F-4

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors/Audit Committee
Transnational Financial Network, Inc.

We have audited the accompanying balance sheet of Texas Capital Bank, NA., Residential Mortgage Loan Division, as of September 30, 2006, and the related statements of operations, equity, and cash flows for the years ended September 30, 2006 and 2005, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of Texas Capital Bank, N.A., Residential Mortgage Loan Division as of September 30, 2006 and the related statements of operations, equity, and cash flows for the years ended September 30, 2006 and 2005, respectively in conformity with accounting principles generally accepted in the United States of America.


                                Certified Public Accountants
                                Concord, California
                                December 21, 2006

                            TEXAS CAPITAL BANK, N.A.
                      RESIDENTIAL MORTGAGE LENDING DIVISION
                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 2006


ASSETS

Current Assets:
Mortgage-Related Receivables                                                                     $     579,290
Prepaid Expenses                                                                                        11,447
Mortgage Loans Held for Sale                                                                        30,628,273
                                                                                                    ----------
  Total Current Assets                                                                              31,219,010
                                                                                                    ----------

Fixed Assets:
Furniture and Equipment                                                                                477,873
Leasehold Improvements                                                                                  82,954
 Less Accumulated Depreciation                                                                        (266,464)
                                                                                                      ---------

  Total Fixed Assets                                                                                   294,363
                                                                                                       -------

Other Assets:
Other Assets                                                                                            (3,973)
                                                                                                        -------
Total Other Assets                                                                                      (3,973)
                                                                                                         ------

Total Assets                                                                                     $  31,509,400
                                                                                                    ===========




LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

Escrow Payable                                                                                   $      82,679
Commission Payable                                                                                     393,364
Other Payables                                                                                         271,294
Mortgage Related Payables                                                                               76,685
Loans Payable - TCB                                                                                 30,126,368
Accrued Expenses                                                                                        17,014
Branch Reserves                                                                                        336,245
                                                                                                       -------
Total Current Liabilities                                                                           31,303,649
                                                                                                    ----------

EQUITY
Capital Contributed                                                                                    910,005
Accumulated Deficit                                                                                   (704,254)
                                                                                                 --------------

Total Equity                                                                                           205,751
                                                                                                   -----------

Total Liabilities and Stockholders' Equity                                                       $  31,509,400
                                                                                                   ===========



             See accompanying Notes to these financial statements.

                            TEXAS CAPITAL BANK, N.A.
                      RESIDENTIAL MORTGAGE LENDING DIVISION
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 2006 AND 2005


                                                                                  2006                 2005
                                                                                  ----                 ----
Revenue:
Net Gain on Sale of Loans                                                    $ 3,786,276           $ 3,627,397
Branch Overage                                                                 3,963,440             3,389,023
Origination Income                                                             4,599,341             3,667,491
Processing Fees                                                                1,394,198             1,087,594
RML Fee Income                                                                 1,050,480               780,120
Miscellaneous Income                                                              10,672                14,371
                                                                                  ------                ------

Total Revenue                                                                 14,804,407            12,565,996
                                                                              ----------            ----------

Direct Expenses:
Commissions and Draws                                                          5,296,617             4,406,335
Branch Managers Compensation                                                   1,188,966             1,339,504
Retail Production Expenses                                                       491,932               442,161
Net Branch Expenses                                                              207,473                73,218
                                                                                 -------                ------

Total Direct Expenses                                                          7,184,988             6,261,218
                                                                               ---------             ---------

Interest Income (Expenses):
Interest Income from Loans                                                     2,185,436             1,654,267
Interest Expense on Loans                                                     (1,188,679)             (648,424)
                                                                              -----------             ---------

Net Interest Income (Expense)                                                    996,757             1,005,843
                                                                                 -------             ---------

Gross Profit on Mortgage Activities                                            8,616,176             7,310,621

Indirect Expenses:
Salaries & Benefits                                                            5,422,705             4,405,254
General & Administrative                                                       1,746,955             1,802,877
Occupancy                                                                        945,836               722,646
Depreciation & Amortization                                                      168,291               150,561
                                                                                 --------              -------

Total Indirect Expenses                                                        8,283,787             7,081,338
                                                                               ---------             ---------

Net Operating Income                                                             332,389               229,283

Other Interest Income (Expense)
Loss on sale of Assets                                                           (27,915)               (1,125)
                                                                                 --------               -------
Total Other Income (Expense)                                                     (27,915)               (1,125)

Net Income                                                                   $   304,474           $   228,158
                                                                                ========              ========








             See accompanying Notes to these financial statements.
                                        3

                            TEXAS CAPITAL BANK, N.A.
                      RESIDENTIAL MORTGAGE LENDING DIVISION
                             STATEMENT OF CASH FLOWS
                     FOR THE YEARS ENDED SEPTEMBER 30, 2006

                                                                         2006                            2005
                                                                         ----                           -----

Cash flows from operating activities:

Net Income                                                           $       304,474              $    228,158
Adjustments to reconcile Net Income to Net Cash
   Provided in Operating Activities:
     Depreciation and Amortization                                           168,291                   150,561
Net Effect of Changes in Assets and Liabilities:
     Prepaid Expenses                                                         36,002                   (28,002)
     Other Assets                                                             22,375                   (18,402)
     Escrow Payable                                                           32,736                    28,135
     Commission Payable                                                      227,429                   (54,861)
     Branch Reserves                                                          52,079                    81,031
     Accrued Expenses                                                         17,014                        -0-
     Accounts Payable                                                        150,939                   126,938
Net Effect of Changes in Mortgage Lending Activities:
     Short-term Mortgage Related Receivable                                  159,346                  (341,784)
     Mortgage Loans Originated for Sale                                 (610,782,941)             (479,756,735)
     Proceeds from Sales of Mortgage Loans                               610,288,047               480,598,637
                                                                         -----------               -----------

Net Cash Provided by Operating Activities:                           $       675,791              $  1,013,702
                                                                            --------                 ---------


Cash flows from investing activities:

Purchases and Disposal of Property and Equipment                             (31,950)                 (378,065)


Net Cash Generated (Used) by Investing Activities:                           (31,950)                 (378,065)
                                                                             --------                 ---------

Cash flows from financing activities:

Capital Contributed                                                         (643,841)                 (635,611)
                                                                            ---------                 ---------
Net Cash Generated (used) by Financing Activities:                          (643,841)                 (635,611)
                                                                            ---------                 ---------

Net Increase (Decrease) in Unrestricted
     Cash and Cash Equivalents                                                    -0-                       -0-

Cash and Cash Equivalents, Beginning of Period                                                              -0-
                                                                      ---------------              ----------------

Cash and Cash Equivalents, End of Period                             $            -0-             $         -0-
                                                                      ===============               ===============

Interest Paid                                                        $     1,118,679              $    648,424
Income Taxes Paid                                                    $            -0-              $        -0-







             See accompanying Notes to these financial statements.

                            TEXAS CAPITAL BANK, N.A.
                      RESIDENTIAL MORTGAGE LENDING DIVISION
                              STATEMENTS OF EQUITY
                     FOR THE YEARS ENDED SEPTEMBER 30, 2006

                                                                         Contributed       Accumulated
                                                                           Capital            Deficit     Total
                                                                           -------            -------     -----

 Balance, October 1, 2004                                              $1,553,846        $(1,236,886)    $ 316,960
 Net Income for Year                                                    _____-____           228,158       228,158
                                                                        ----------           -------       -------

 Balance, September 30, 2005                                            1,553,846         (1,008,728)      545,118

 Return of Capital                                                       (643,841)              -         (643,841)
 Net Income for Year                                                     ____-_____          304,474       304,474
                                                                         ----------           -------      -------

 Balance, September 30, 2006                                           $  910,005        $  (704,254)    $ 205,751
                                                                        ========          ==========      ========























             See accompanying Notes to these financial statements.
                                        5

TEXAS CAPITAL BANK, N.A., RESIDENTIAL MORTGAGE LENDING DIVISION
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 2006 AND 2005
------------------------------------------------------------------------------


NOTE 1- DESCRIPTION OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

Nature of Operations
Residential Mortgage Lending ("RML", and/ or the "Division") was formed in July 2003 as a division of Texas Capital Bank, N.A.. The Division conducts real estate mortgage banking activities through retail branches primarily located in Texas. The Division's revenues are derived primarily from the origination and sale of conforming and nonconforming residential real estate loans for placement in the secondary market. The Division reports its revenue and expenses in accordance with its parent company's calendar year, which is December 31.

Cash and cash equivalents
RML operates as a division of its parent, Texas Capital Bank, all cash accounts are maintained at the parent level.

Accounts Receivable
Accounts receivable represent outstanding payments associated with loan transactions. Interest is not accrued on overdue accounts receivable. These items usually turn over in less than 30 days of close of the loan, accordingly, the fair value is estimated to approximate the carrying value. The Division evaluates receivables on a regular basis for potential reserve.


Mortgage Loans Held for Sale
All mortgage loans originated are intended for sale in the secondary market and are carried at the lower of cost or estimated fair value. Fair values for mortgage loans covered by investor commitments are based on commitment prices. All loans are sold servicing released. The real property of the borrower is pledged as collateral for mortgage loans. Gains or losses realized from mortgage loan sales are recognized at time of settlement with investors based upon the difference between the proceeds from sale and the carrying value of the mortgage loan sold, net of commitment fees paid to the investors and commissions paid to independent mortgage loan brokers.

The Division enters into commitments to purchase or originate loans whereby the interest rate on these loans is determined prior to funding (rate lock commitments). Similar to loans held for sale, the fair value of rate lock commitments is subject to change primarily due to changes in interest rates. To protect against interest rate changes on mortgage loans that are warehouse (mortgage loans that have been funded, but not sold) and committed pipeline loans (loans which are not yet funded, but which carry rate lock commitments) the Division undertakes certain activities to protect our mortgage position. The Division follows the practice of entering into forward delivery commitments for the sale of whole mortgage loans to mitigate its exposure to interest rate risk. All forward delivery commitments are on a "best efforts" basis. The Division has not designated its practice of entering into forward delivery commitments as hedging activity within the definition of Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities.

Property and Equipment

Property and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to ten years. Leasehold improvements are amortized over the useful lives of the assets or the term of the respective lease, whichever is shorter.

Long-lived assets

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may not be recovered. The Division assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value.

Shipping and handling costs

The Division's policy is to classify shipping and handling costs as part of general and administrative expense in the statement of operations.

Advertising

The Division expenses all advertising as incurred. For the year ended September 30, 2006 and 2005, the Division incurred approximately $406,304 and $336,768, respectively in general and administrative expense.

Disclosure about Fair Value of Financial Instruments

The Divison estimates that the fair value of all financial instruments at September 30, 2006, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Division using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Division could realize in a current market exchange.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions, including the depreciable lives of assets, financial derivatives and contributed capital, that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition Revenues are generated in three ways:

Interest Income. We generate interest income on loans held for sale from the time we originate the loan until the time we sell the loan. This interest income is partially offset by our borrowing costs under our credit facilities used to finance these loans. We recognize interest income when the loan is funded and accrue interest on a monthly basis for all outstanding loans on the credit facility as well as loan payments due us.


Gain on Sale of Loans. We generate gain on sale of loans by selling the loans we originate for a premium. Revenue is recognized at the time the loan is purchased from the investor.

Branch Revenue. We generate revenue from our branches by charging various per loan fees and from providing accounting services. Revenue generated by per loan fees is recognized when the loan is funded and accounting services are assessed on a monthly basis.

Income taxes
The Division's income or loss is included in the consolidated corporate return of Texas Capital Bank, N.A., therefore no provisions for income taxes have been addressed in these financial statements.

Best Efforts Forward Delivery Commitments

The Company enters into Best Efforts Forward Delivery commitments with secondary market investors with respect to mortgages upon their origination. Conceptually, and in practicality, these commitments from investors function as Puts that the company receives, i.e., the right, but not the obligation, to put a mortgage loan to a secondary market buyer.



NOTE 2 - MORTGAGE-RELATED RECEIVABLES

These receivables consist primarily of various types of income earned from retail loan transactions where the income has been recognized as of September 30, 2006, but where the cash payment has yet to be received. These items usually turn over in less than 30 days after the end of the month, accordingly, the fair value is estimated to approximate the carrying value.


NOTE 3 - MORTGAGE LOANS HELD FOR SALE

Mortgage loans held for sale are carried at the lower of amortized cost or fair value. We estimate fair value by evaluating a variety of market indicators including recent trades, outstanding commitments or current investor yield requirements.

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when the assets have been isolated from RML and the transferee has the right to pledge or exchange the transferred assets

Gains or losses resulting from loan sales are recognized at the time of sale, based on the difference between the net sales proceeds and the carrying value of the loans sold. During the years ended September 30, 2006 and 2005, RML sold approximately $600 million and $480 million, respectively, of loans with mortgage servicing rights released.

NOTE 4 - PROPERTY AND EQUIPMENT

Major classifications of property and equipment at September 30, 2006 are summarized as follows:

         Furniture & Equipment                                   $ 477,873
         Leasehold Improvements                                     82,954
                                                                   ------
         Total                                                   $ 560,827

         Less: accumulated depreciation
         and amortization                                         (266,463)
                                                                  ---------

         Property and Equipment - Net                            $ 294,364
                                                                  ========

Depreciation and amortization expense for the years ended September 30, 2006 and 2005 is $168,291 and $150,561, respectively.




NOTE 5 - LOANS PAYABLE

Texas Capital Bank, N.A. provides the financing required to fund the loans originated through the RML division. Loan interest expense is calculated based on the number of days the loan remains outstanding. The current interest rate charged to the division is the federal cost of funds rate, which ranged from 3.69% to 4.63 % during the twelve months ended September 2006. The federal cost funds rate at September 30, 2006 and 2005 is 4.63% and 3.59%, respectively.

NOTE 6 - EMPLOYEE BENEFIT PLANS

The division is eligible to participate in the parent company's 401(k) and Profit Sharing Plan. Eligible employees must be at least 21 years of age and have completed one month of service with the company. The parent company contributes a maximum of 2% of the employee's gross salary limited based upon years of service. The parent Company contributed $17,014 for the year ended September 30, 2006 and $-0-for September 30, 2005.


NOTE 7 - BRANCH RESERVES

Branch reserves represent undistributed profits held in reserve for non-compliance to the branch agreements. In general, the branch is responsible for generating a profit on a monthly basis and in return is provided 100% of the profit derived from their operations. At the end of any month in which the branch has a profit shortfall, the branch reserve account will be used to offset the shortfall in profits. As of September 30, 2006 and 2005, the balance in the reserve account is $336,245 and $84,166 respectively.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: December 27, 2006
                                     Transnational Financial Corporation


                                     /s/ Joseph Kristul
                                     ------------------------------------------
                                     Joseph Kristul, Chief Executive Officer